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                                                                  EXHIBIT (j)(2)

                          INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
ING VP Natural Resources Trust:

We consent to the use of our report for the ING VP Natural Resources Trust, dated February 7, 2003, incorporated herein by reference and to the references to our firm under the heading "Financial Highlights" in the Prospectus and the "Counsel and Independent Auditors" in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
April 9, 2003